certification

Brian Curley, President, and Rich Gleason, Treasurer of Northern Lights Fund Trust III (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                     Treasurer/Principal Financial Officer

Northern Lights Fund Trust III                          Northern Lights Fund Trust III

/s/ Brian Curley                                             /s/ Rich Gleason

Brian Curley                                                  Rich Gleason

Date: 6/6/24                                                    Date: 6/6/24

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northern Lights Funds Trust III and will be retained by Northern Lights Fund Trust III and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.